Exhibit 99.1

Targacept Reports Third Quarter 2009 Financial Results

Winston-Salem, North Carolina, November 5, 2009 – Targacept, Inc. (NASDAQ: TRGT), a clinical-stage biopharmaceutical company developing a new class of drugs known as NNR Therapeutics™, today reported its financial results for the third quarter ended September 30, 2009.

Targacept reported net income of $1.3 million for the third quarter of 2009, compared to a net loss of $7.6 million for the third quarter of 2008. For the nine months ended September 30, 2009, Targacept reported a net loss of $13.0 million, compared to a net loss of $20.2 million for the corresponding 2008 period. As of September 30, 2009, cash, cash equivalents and short-term investments totaled $75.3 million. In October 2009, after the end of the third quarter, Targacept completed a public offering of 2,200,000 shares of common stock at a price to the public of $21.00 per share which generated net proceeds to Targacept of $44.4 million.

“The third quarter was unquestionably significant for Targacept, with the announcements of our successful Phase 2b trial of TC-5214 in MDD and AstraZeneca’s decision to conduct further development of AZD3480 for ADHD. These outcomes highlight the breadth of our pipeline of NNR Therapeutics and reinforce our leadership position in the NNR space,” said J. Donald deBethizy, Ph.D., Targacept’s President and Chief Executive Officer. “The millions of patients with depression for whom existing therapies are inadequate need a new treatment approach. The robust results from our augmentation trial suggest that TC-5214 may represent a new mechanism with the potential to help fill this void, and we look forward to the planned initiation of Phase 3 development in the second quarter of 2010.”

Recent Highlights and Program Updates:

Targacept’s TC-5214 Program

•

Presented data from the completed Phase 2b clinical trial of TC-5214 as an augmentation (add-on) treatment in subjects with major depressive disorder, or MDD, on October 15, 2009 at the Nicotinic Acetylcholine Receptors as Therapeutic Targets Satellite Symposium, a satellite meeting of the 39th annual meeting of the Society for Neuroscience;

•

6.0 point advantage for the add-on TC-5214 arm (TC-5214 + citalopram) over the add-on placebo arm (placebo + citalopram) on the primary outcome measure, the Hamilton Rating Scale for Depression-17, or HAM-D;

•	highly statistically significant (p < 0.0001) results achieved on HAM-D and all of the trial’s secondary outcome measures;

•	TC-5214 exhibited a favorable tolerability profile in the trial;

•

Targacept continues to expect Phase 3 clinical development of TC-5214 to be initiated in the second quarter of 2010, following planned discussions with the FDA and the European Medicines Agency and the expected production of clinical trial material;

AstraZeneca Collaboration and Cognitive Disorders

AZD3480 (TC-1734)

•

Multiple presentations made at the 39th annual meeting of the Society for Neuroscience regarding results of Phase 2 clinical development of AZD3480 in various indications and plans for further development of AZD3480 as a treatment for ADHD for both younger subjects and adults;

TC-5619

•

Initiation of a Phase 2 clinical proof of concept study of TC-5619, a product candidate highly selective for the alpha7 NNR, in cognitive dysfunction in schizophrenia planned for the fourth quarter of 2009; following the completion of the planned Phase 2 study, AstraZeneca would have the right to license TC-5619;

AZD1446 (TC-6683)

•

AstraZeneca has completed Phase 1 single rising dose and multiple rising dose clinical trials of AZD1446, a product candidate selective for the alpha4beta2 NNR subtype and planned for development for Alzheimer’s disease;

NNR Leadership

•	Targacept scientists authored or co-authored peer-reviewed articles published in:

•	Medical Hypotheses, discussing mechanisms proposed to underlie Alzheimer’s disease that may have a common link to alpha7 NNR dysfunction;

•	Biochemical Pharmacology, describing the positive effects of TC-5619 in an animal model of cognition and positive and negative symptoms of schizophrenia;

•	Neuropharmacology, discussing the interaction of atypical antipsychotics with alpha4beta2 and alpha7 NNRs;

•	Acta Pharmacologica Sinica, discussing NNRs as novel targets for inflammation and neuroprotection; and

Company Recognition

•

Named by Deloitte to its Technology Fast 500™ for 2009; the Technology Fast 500 recognizes 500 of the fastest growing technology, media, telecommunications, life sciences and clean technology companies in North America based on percentage of fiscal year revenue growth over five years.

Financial Results

Targacept reported net income of $1.3 million for the third quarter of 2009, compared to a net loss of $7.6 million for the third quarter of 2008. The results included non-cash, stock-based compensation charges of $553,000 and $493,000 for the third quarter of 2009 and 2008, respectively. For the nine months ended September 30, 2009, Targacept reported a net loss of $13.0 million, compared to a net loss of $20.2 million for the corresponding 2008 period. The results included non-cash, stock-based compensation charges of $1.7 million and $1.5 million for the nine months ended September 30, 2009 and 2008, respectively. The change in net income (loss) for each of the 2009 periods compared to the corresponding 2008 period was primarily attributable to a $10.0 million milestone payment to Targacept by AstraZeneca based on the achievement of the objective in the completed Phase 2 trial of AZD3480 in adults with ADHD.

Net operating revenues totaled $12.7 million for the third quarter of 2009, compared to $4.1 million for the third quarter of 2008. The higher net operating revenues for the 2009 period were primarily attributable to an increase of $9.8 million in milestones and license fees from collaborations revenue, partially offset by a decrease of $1.3 million in collaboration research and development revenue. For the nine months ended September 30, 2009, net operating revenues totaled $21.6 million, compared to $13.6 million for the corresponding 2008 period. The higher net operating revenues for the 2009 period were primarily attributable to an increase of $11.6 million in milestones and license fees from collaborations revenue, partially offset by a decrease of $3.5 million in collaboration research and development revenue. For both 2009 periods, the increase in milestones and license fees from collaborations revenue was primarily attributable to the $10.0 million milestone payment to Targacept by AstraZeneca, and the decrease in collaboration research and development revenue reflected reduced services rendered by Targacept in its preclinical research collaboration with AstraZeneca as a result of progress previously made towards meeting the objectives of the research plan.

Research and development expenses totaled $9.6 million for the third quarter of 2009, compared to $10.7 million for the third quarter of 2008. The lower research and development expenses for the 2009 period were principally attributable to a decrease of $2.0 million in costs incurred for third-party research and development services in connection with our clinical-stage product candidates, partially offset by increases of $641,000 in costs incurred for third-party research and development services in connection with our preclinical programs, primarily in the therapeutic focus areas of our alliance with GlaxoSmithKline, and an accrued expense of $350,000 payable under our agreements with the University of Kentucky Research Foundation based on the $10.0 million milestone payment to us by AstraZeneca. For the 2009 period, third-party research and development costs in connection with our clinical-stage product candidates totaled $1.2 million and were substantially all incurred for TC-5214 and TC-5619.

For the nine months ended September 30, 2009, research and development expenses totaled $30.2 million, compared to $30.3 million for the corresponding 2008 period. Costs incurred for third-party research and development services in connection with our clinical-stage product candidates decreased by $1.6 million and were partially offset by an increase of $1.4 million in costs incurred for third-party research and development services in connection with our preclinical programs, primarily in the therapeutic focus areas of our alliance with GlaxoSmithKline. For the 2009 period, third-party costs in connection with our clinical-stage product candidates totaled $6.6 million and were primarily incurred for TC-5214 and TC-5619.

General and administrative expenses totaled $1.6 million for the third quarter of 2009, compared to $1.4 million for the third quarter of 2008. The higher general and administrative expenses for the 2009 period were primarily attributable to professional and consulting fees related to business development activities. For the nine months ended September 30, 2009, general and administrative expenses totaled $4.5 million, compared to $5.0 million for the corresponding 2008 period. The lower general and administrative expenses for the 2009 period were principally attributable to decreases in patent-related costs and travel-related expenses.

Interest income, net of interest expense, totaled $120,000 for the third quarter of 2009, compared to $514,000 for the third quarter of 2008. For the nine months ended September 30, 2009, interest income, net of interest expense, totaled $623,000, compared to $2.1 million for the corresponding 2008 period. The decrease for both 2009 periods was attributable to lower short-term interest rates and a lower average cash and investment balance.

Update to 2009 Financial Guidance

Following its receipt in October 2009 of $44.4 million in net proceeds from a public offering of common stock, Targacept now expects to have at least $105 million in cash, cash equivalents and short-term investments at December 31, 2009. Targacept also now expects that its current cash resources will be sufficient to meet its operating requirements at least through the first half of 2012, based on current operating plans and assuming that funds required for Phase 3 clinical development of TC-5214 will be secured through a potential future strategic alliance, collaboration, licensing or other arrangement.

Conference Call

As previously announced, Targacept will be hosting a conference call and webcast today, November 5, 2009, at 5:00 p.m. Eastern Standard Time. The conference call may be accessed by dialing 866-356-3377 for domestic participants and 617-597-5392 for international callers (reference passcode 20187838). A replay of the conference call may be accessed beginning approximately two hours after the call and continuing at least through November 19, 2009 by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers (reference passcode 17664421).

A live audio webcast of the conference call will be accessible from the Investor Relations page of Targacept’s website, www.targacept.com. To ensure a timely connection to the webcast, it is recommended that users register at least 15 minutes prior to the scheduled start time. An archived version of the webcast will also be available on the Investor Calendar section of the Investor Relations page of Targacept’s website for at least two weeks following the call.

About Targacept

Targacept is a clinical-stage biopharmaceutical company that discovers and develops NNR Therapeutics™, a new class of drugs for the treatment of central nervous system diseases and disorders, in support of its vision of building health and restoring independence for patients. Targacept’s product candidates selectively modulate neuronal nicotinic receptors that serve as key regulators of the nervous system to promote therapeutic effects and limit adverse side effects. Targacept has clinical-stage product candidates in development for major depressive disorder, attention deficit/hyperactivity disorder, Alzheimer’s disease and cognitive dysfunction in schizophrenia, as well as multiple preclinical programs. Targacept also has a cognition-focused collaboration with AstraZeneca and a strategic alliance with GlaxoSmithKline. Targacept’s news releases are available on its website at www.targacept.com.

Forward-Looking Statements

This press release includes “forward-looking statements” made under the provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements other than statements of historical fact regarding, without limitation: the progress, scope or duration of the development of TC-5214, AZD3480, AZD1446, TC-5619 or any of Targacept’s other product candidates, such as the size, design, conduct or objective of any clinical trial, the timing for initiation or completion of or availability of results from any clinical trial or the indication(s) for which the product candidate may be developed; the benefits that may be derived from any Targacept product candidate; a strategic alliance, collaboration, licensing or other arrangement with respect to TC-5214; any payments that AstraZeneca or GlaxoSmithKline may make to Targacept; the period of Targacept’s preclinical research collaboration with AstraZeneca; the period over which Targacept will conduct grant-funded research; or Targacept’s plans, expectations or future operations, financial position, revenues, costs or expenses. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of various important factors, including, without limitation, Targacept’s critical accounting policies and risks and uncertainties relating to: Targacept’s ability to establish a strategic alliance, collaboration or licensing or other arrangement with respect to TC-5214 on favorable terms and the time and complexity involved; Targacept’s dependence on the success of its collaboration with AstraZeneca and its alliance with GlaxoSmithKline; the significant control that AstraZeneca has over the development of AZD3480 and AZD1446, including as to the conduct of any further development of AZD3480 in ADHD or AZD1446 in Alzheimer’s disease and the scope and design of any future clinical trial of AZD3480 or AZD1446; the conduct and results of clinical trials and non-clinical studies and assessments of TC-5214, AZD3480, AZD1446, TC-5619 and Targacept’s other product candidates, including the performance of third parties engaged to execute such trials, studies and assessments, delays resulting from any changes to the applicable protocols and difficulties or delays in the completion of subject enrollment or data analysis; Targacept’s reliance on a third party contract manufacturer for the production of clinical trial material for future development of TC-5214; and the timing of discussions with regulatory authorities and the timing and success of submission, acceptance and approval of regulatory filings. These and other risks and uncertainties are described in greater detail under the heading “Risk Factors” in Targacept’s most recent Annual Report on Form 10-K, in its subsequently filed Quarterly Reports on Form 10-Q and in other filings that it makes with the Securities and Exchange Commission. As a result of the risks and uncertainties, the results or events indicated by the forward-looking statements may not occur. Targacept cautions you not to place undue reliance on any forward-looking statement.

In addition, any forward-looking statement in this press release represents Targacept’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Targacept disclaims any obligation to update any forward-looking statement, except as required by applicable law.

NNR Therapeutics™ is a trademark of Targacept, Inc. Any other service marks, trademarks and trade names appearing in this press release are the properties of their respective owners.

Contacts:
Alan Musso, VP and CFO	Michelle Linn
Targacept, Inc.	Linnden Communications
Tel: (336) 480-2186	Tel: (508) 362-3087
Email: alan.musso@targacept.com	Email: linnmich@comcast.net

TARGACEPT, INC

Unaudited Condensed Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net operating revenues	$12,663	$4,136	$21,634	$13,567

Operating expenses:
Research and development	9,625	10,717	30,169	30,316
General and administrative	1,628	1,397	4,477	4,982
Cost of product sales	206	184	691	565

Total operating expenses	11,459	12,298	35,337	35,863

Operating income (loss)	1,204	(8,162)	(13,703)	(22,296)
Interest income, net	120	514	623	2,064

Net income (loss) before income taxes	1,324	(7,648)	(13,080)	(20,232)
Income taxes	10	-	83	-

Net income (loss)	$1,334	$(7,648)	$(12,997)	$(20,232)

Basic net income (loss) per share	$0.05	$(0.31)	$(0.52)	$(0.82)

Diluted net income (loss) per share	$0.05	$(0.31)	$(0.52)	$(0.82)

Weighted average common shares outstanding - basic	25,126,823	24,945,523	25,019,953	24,563,371

Weighted average common shares outstanding - diluted	26,943,535	24,945,523	25,019,953	24,563,371

TARGACEPT, INC

Unaudited Condensed Balance Sheets

(in thousands)

	September 30, 2009	December 31, 2008
Cash, cash equivalents and short-term investments	$75,311	$88,363
Collaboration receivables and other current assets	3,263	3,603
Property and equipment, net	5,175	6,401
Other assets, net	171	184

Total assets	$83,920	$98,551

Current liabilities	$13,541	$13,792
Noncurrent liabilities	23,539	27,386
Total stockholders’ equity	46,840	57,373

Total liabilities and stockholders’ equity	$83,920	$98,551